EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2023-BNK46 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as Co-op Master Servicer, LNR Partners, LLC, as General Special Servicer, National Cooperative Bank, N.A., as Co-op Special Servicer, Wilmington Trust, National Association, as Trustee, Computershare Trust Company, National Association, as Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Midland Loan Services, a Division of PNC Bank, National Association is the primary servicer for the 1825 K Street NW Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Cumberland Mall Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the Cumberland Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Cumberland Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Cumberland Mall Mortgage Loan, BellOak, LLC, as Operating Advisor for the Cumberland Mall Mortgage Loan, Argentic Services Company LP, as Special Servicer for the Barbours Cut Port IOS Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Barbours Cut Port IOS Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Barbours Cut Port IOS Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Barbours Cut Port IOS Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Barbours Cut Port IOS Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Brandon Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Brandon Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Brandon Mall Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Brandon Mall Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Brandon Mall Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Soho Beach House Miami Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Soho Beach House Miami Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Soho Beach House Miami Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Soho Beach House Miami Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Soho Beach House Miami Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Seagate Campus Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Seagate Campus Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Seagate Campus Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Seagate Campus Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Seagate Campus Mortgage Loan, Argentic Services Company LP, as Special Servicer for the CX - 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the CX - 250 Water Street Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the CX - 250 Water Street Mortgage Loan, BellOak, LLC, as Operating Advisor for the CX - 250 Water Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the CX - 250 Water Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Fashion Valley Mall Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Fashion Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Fashion Valley Mall Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Fashion Valley Mall Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the Fashion Valley Mall Mortgage Loan.

Dated: March 18, 2024

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)